PATENT AND TECHNOLOGY SUBLICENSE AGREEMENT

This Patent and Technology Sublicense Agreement (this “Agreement”) is entered into as of April 22, 2020 by and between among CBD Biotech, Inc., a California corporation (“Sublicensor”) and Integrity Cannabis Solutions, Inc., a Florida corporation (“Sublicensee”), and shall become Effective upon the Effective Date as defined below. Sublicensor and Sublicensee are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.                  Whereas, this Agreement is entered into pursuant to that certain Strategic Alliance Agreement (the “Strategic Alliance Agreement”) entered into by and between Sublicensor and Sublicensee concurrently herewith.

B.                  Whereas, Bakhu Holdings Corp., a Nevada corporation (“Bakhu”) and Cell Science Holdings Ltd., a corporation organized under the laws of the Republic of Cyprus (“Licensor”) are parties to that certain Amended and Restated Patent and Technology License Agreement dated December 31, 2019 (the “Master License Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Licensor has licensed to Sublicensor, on a fully paid-up, royalty-free basis, all of the Licensed Science.

C.                  Whereas, the Sublicensor and Bakhu are parties to that certain Sublicense Agreement dated January 5, 2020 (the “Bakhu-CBD Biotech Sublicense”), a copy of which is attached hereto as Exhibit B, pursuant to which Bakhu has licensed to Sublicensor, on a fully paid-up, royalty-free basis, the Licensed Science (as defined below) within the Field (as defined below) to make or have made the Licensed Products (as defined below) and to use, sell, lease, offer to sell, import or otherwise dispose of the Licensed Product in the Territory (as defined in the Master License Agreement) subject to the terms and conditions of the Master License Agreement.

D.                  Licensor is the sole owner of all right, title and interest in and to the Licensed Science (which includes the inventions and subject matter disclosed in the Patents) and Sublicensor holds a Sublicense to the Licensed Science from Bakhu.

E.                   The Master License Agreement and the CBD Biotech License Agreement grants Sublicensor the right, from time to time, to sublicense to any third party or parties, on a non-exclusive basis, all or a portion of its rights under the Master License Agreement.

F.                   Sublicensor desires to sublicense the Licensed Science as its relates to the production, methods, and products of CBD and its derivatives, and Sublicensee desires to acquire and receive a license of the Licensed Science from Sublicensor for the purpose of producing, manufacturing, marketing and selling Licensed Products, all on the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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ARTICLE 1.

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms below:

1.1               “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means (a) the ownership of 50% or more of the equity interest in a Person, or (b) the power, whether by contract, equity ownership or otherwise, to direct or cause the direction of the policies or management of a Person.

1.2               “Agreement” has the meaning set forth in the opening paragraph.

1.3               “Applicable Law” shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) any consent, approval, authorization, waiver, permit, grant, franchise, concession, notification, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority, and (iii) decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Authority.

1.4               “Assignment” has the meaning set forth in Section 10.5.

1.5               “Bankruptcy” means the filing by a Person of a petition commencing a voluntary case under the Bankruptcy Code; a general assignment by a Person for the benefit of creditors; an admission in writing by a Person of its inability to pay debts as they become due; the seeking or acquiescence by a Person in the appointment of any trustee, receiver, or liquidator for the Person or for any part of the Person’s property; or the commencement against a Person of an involuntary case under the Bankruptcy Code, or a proceeding under any receivership, composition, readjustment, liquidation, insolvency, dissolution or similar law or statute, if not dismissed or vacated within 60 days.

1.6               “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and guidance issued in conjunction therewith.

1.7               “Distributor” shall mean any entity or other person, other than an Affiliate of Licensee, which purchases finished Licensed Products from Licensee or an Affiliate of Licensee solely for the purpose of resale to an End User

1.8               “Effective Date” means the Effective Date as defined in the Strategic Alliance Agreement.

1.9               “End User” shall mean the entity or person that purchases a Licensed Product for intended use.

1.10               “Field” means the (a) production and manufacturing of CBD, CBD byproducts and CBD derivatives, from non-psychoactive, low-THC cannabis sativa plant strains and cannabinoids (collectively, “Cannabis”), for Sale and use at retail or wholesale where permitted, including, without limitation, CBD food additives, CBD edibles, and CBD hemp variations of the foregoing; (b) CBD-related research, teaching and education for both medical and other purposes; and (c) all medical uses and applications of CDB. The Field is exclusive to production, methods, and products of CBD and its derivatives, and excludes and prohibits any THC related products having measurable tetrahydrocannabinol concentration potency above 3.0% on a dry weight basis, production methods, techniques, or Know How.

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1.11           “Governmental Authority” means a federal, state, or local governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

1.12           “Improvements” means those modifications, revisions, derivations, updates, enhancements and improvements of the Licensed Science that are conceived, discovered, created, developed or acquired by or on behalf of Licensor, which Improvements will automatically and without any further action on the part of Licensor or Sublicensee, become part of the Licensed Science (and part of the Patent and Technology License).

1.13           “IRS” means the United States Internal Revenue Service, and any successor thereto.

1.14           “Know-How” means technical information, ideas, concepts, confidential information, trade secrets, know-how, discoveries, inventions, processes, methods, formulas, source and object codes, data, programs, other works of authorship, improvements, developments, designs and techniques related to the field other than as embodied in the Patents, that are owned or controlled by Licensor during the Term and that are necessary or desirable to use the Patents for the purpose of the license granted in Section 2 hereof.

1.15           “License Fee” has the meaning set forth in Section 2.4.

1.16           “Licensed Products” means any CBD products related to the Field, whether owned by Licensor or Sublicensor or licensed by Licensor or Sublicensor now or hereafter, that are (i) covered by any Valid Claim(s) contained in any of the Patents, and/or (ii) based on the products, processes or methods developed using the Licensed Science.

1.17           “Licensed Science” means and includes anything and everything encompassed by the Licensed Process, the Licensed Product in the Field, and the Licensed Service, as well as any Improvements developed or acquired after the Effective Date which is related to the subject matter in the Patents, whether or not such Improvements becomes the subject of a patent application during the Term.

1.18           “Licensed Science Sublicense” has the meaning set forth in Section 2.1

1.19           “Licensed Service” means performance of a service using a Licensed Product, or the practice of a Licensed Process. For clarity, non-profit research and development of Licensed Products by Sublicensor, its Affiliates, or Sublicensees do not constitute a Licensed Service.

1.20           “Loss” means losses (but expressly excluding any lost or disallowed tax credits), liabilities, demands, assessments, cleanup, removal, remediation and restoration obligations, judgments, awards, damages, natural resource damages, contribution, cost-recovery and compensation obligations, fines, fees, penalties, costs and expenses (including litigation and arbitration costs and attorneys’ and experts’ fees and expenses).

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1.21           “Net Annual Sales” shall mean the total of the total gross invoiced price paid to licensee of all Licensed Products sold or otherwise transferred by Licensee or any Affiliate of Licensee to an End User or Distributor in the Territory during a specific calendar year.

1.22           “No-Fault Termination Event” has the meaning set forth in Section 4.3.

1.23           “Party” or “Parties” has the meaning set forth in the opening paragraph.

1.24           “Patents” means: (i) United Kingdom Patent No. GB1717554.8 and United Sates Patent No. 16/290,708, titled “A Method of Production of Phytocannabinoids for use in Medical Treatments,(ii) any Patent Cooperation Treaty applications, and (iii) any and all continuations, continuations-in-part, and divisionals, and all patents issuing which are based on such applications, and all reissues, reexaminations, or extensions thereof, as well as any foreign counterparts, continuations, continuations-in-part or divisions thereof and patents and patent applications on any improvements, advancements, modifications, revisions or developments to the subject matter claimed in the aforesaid patents that are developed by or for Licensor, together with any other patents (U.S. or foreign and even if not listed herein) that share a common claim of priority with said patents or that, as mutually agreed upon in good faith by the Parties, cover inventions substantially similar to said patents.

1.25           “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

1.26           “Term” means the period commencing on the Effective Date and ending on the date provided in Section 4.1 herein.

1.27           “Territory” means the State of Florida.

1.28           “Trade Secrets” has the meaning set forth in Section 8.4.

1.29           “Valid Claim(s)” means any claim contained in an issued and unexpired patent included within the Patents that has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, or unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue or disclaimer.

ARTICLE 2.

GRANT OF SUBLICENSE; LICENSE FEES AND ROYALTIES; AUDIT RIGHTS

2.1               Grant. Sublicensor hereby grants to Sublicensee, and Sublicensee hereby accepts, a transferable (but only to the extent provided in Section 2.3 below), non-exclusive right and license under the Licensed Science to make or have made the Licensed Products and to use the Licenses Science Patents, Know-How, and Licensed Products in connection with the Field, including the distribution, sale, and marketing thereof, in the Territory.

2.2               Scope of License. The Licensed Science Sublicense granted hereby is for the purpose of engaging in the business of treating, producing, manufacturing, marketing and selling Licensed Products, and to do any and all things necessary or incidental thereto subject to the terms and conditions of this Agreement.

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2.3               Right to Sublicense. Subject to and conditioned upon the prior written approval of Sublicensor, the Sublicensee may, from time to time, sublicense to any other third party all its rights granted under this Sublicense.

2.4               License Fee. In consideration of the grant of the Sublicense hereunder and as memorialized in the Strategic Alliance Agreement, Sublicense agrees to pay to Sublicensor a license fee (the “License Fee”) of USD $250,000, in two installments:

(a)                the first installment of the License Fee, in the amount of USD$125,000 USD, shall be paid within twelve (12) months after the first sale of monthly production of CBD as set forth in the Strategic Alliance Agreement; and

(b)                the second installment of the License Fee, in the amount of USD$125,000 shall be paid on the six month anniversary date of the payment of installment one above.

2.5               Royalty. Additionally, during the term of this Agreement, Sublicensee agrees to pay Sublicensor, a royalty equal to 8% (the “Royalty”) based on Sublicensee’s gross sale (as defined below) of Licensed Products accruing upon the sale of the Licensed Products (i.e., when the Licensed Product is billed, invoiced, shipped, or paid for, whichever is first regardless of the time of collection by Sublicensee), calculated on a quarterly calendar basis (the "Royalty Period") and shall be payable, in arrears, no later than thirty (30) days after the termination of the preceding full quarter, commencing ninety (90) days from the first commercially scaled production run of the Production Facility as set forth in the Strategic Alliance Agreement, with late payments incurring interest at the rate of one percent (1%) per month from the date such payments were originally due.

2.6               Royalty Statements. Sublicensee shall provide Sublicensor with a written royalty statement in a form acceptable to Sublicensor each Royalty Period whether or not any Licensed Products were sold during that Royalty Period and the receipt or acceptance by Sublicensor of any royalty statement or payment shall not prevent Sublicensor from subsequently challenging the validity or accuracy of such statement or payment.

2.7               Gross Sales. Gross sales shall mean the total gross invoice amount billed customers of all sale transactions reported in a Royalty Period, without any deductions included within the total figure. Any product exchanged by the Sublicensee in any form of barter exchange with a third party shall constitute a “sale” at the normal price point charged by the Sublicensee to any other third party, and the amount of such barter shall be added to the “gross” sale report to determine the royalty payment due.

2.8               Audit Rights.

(a)                Sublicensor shall have the right, upon at least five (5) days written notice to inspect Sublicensee’s books and records and all other documents and material in the possession of or under the control of Sublicensee with respect to the subject matter of this Agreement at a location in the United States. Sublicensor shall have free and full access thereto for such purposes and shall be permitted to make copies thereof and extracts therefrom.

(b)                In the event that such inspection reveals a discrepancy in the amount of Royalty owed Sublicensor from what was actually paid, Sublicensee shall pay such discrepancy, plus interest, calculated at the rate of one percent (1%) per month. In the event that such discrepancy is in excess of one thousand dollars ($1,000), Sublicensee shall also reimburse Sublicensor for the cost of such inspection including any attorney's fees incurred in connection therewith.

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(c)                All books and records relative to Sublicensee’s obligations hereunder shall be maintained and kept accessible and available to Sublicensor for inspection in the United States for at least three (3) years after termination of this Agreement.

(d)                In the event that an investigation of Sublicensee’s books and records is made, certain confidential and proprietary business information of Sublicensee may necessarily be made available to the person or persons conducting such investigation. It is agreed that such confidential and proprietary business information shall be retained in confidence by Sublicensor and shall not be used by Sublicensor or disclosed to any third party for a period of three (3) years from the date of disclosure, or without the prior express written permission of Sublicensee unless required by law. It is understood and agreed, however, that such information may be used in any proceeding based on Sublicensee’ failure to pay its actual Royalty obligation.

ARTICLE 3.

TECHNICAL ASSISTANCE AND IMPROVEMENTS

3.1               Sublicensor shall promptly and fully advise Sublicensee in writing of any Improvements, it being understood that any Improvements conceived, discovered, created, developed or acquired by Sublicensor or Licensor during the Term will be the property of Sublicensor or Licensor, as applicable, and will be included within the Licensed Science and thereby made a part of the Licensed Science Sublicense granted to Sublicensee for the remaining duration of this Agreement. The expenses of filing and prosecuting any patent application relating to such Improvements will be borne by Licensor.

3.2               All inventions, improvements, or Know-How (based on the Licensed Science) that are conceived, discovered, created, developed or acquired by or on behalf of Sublicensee or by any of the Parties jointly are to be owned by Licensor, and all right, title and interest in and to such inventions, improvements, or Know-How are hereby assigned by Sublicensee and Sublicensor, as appropriate, to Licensor. Sublicensee and Sublicensor shall promptly and fully advise Licensor in writing of such inventions, improvements, or Know-How that are material and of which it becomes aware. All right, title, and interest in any inventions, improvements, or Know-How (with respect to the subject matter of the Licensed Science) that are conceived, discovered, created, developed or acquired (a) by or on behalf of Sublicensee or (b) by any of the Parties jointly will be sublicensed and are hereby sublicensed to Sublicensee as part of the Licensed Science Sublicense. The expenses of filing and prosecuting any patent application relating to any such inventions, improvements, or Know How will be borne by Licensor; provided, however that Sublicensee and Sublicensor, as appropriate, shall reasonably assist Licensor, at Licensor’s sole expense, in obtaining Licensor’s full ownership rights, including patent rights, in and to the subject inventions, improvements, or Know-How.

ARTICLE 4.

COVENANTS AND OTHER AGREEMENTS

4.1               Compliance. The Sublicensor and Sublicensee each agree to that the sublicense granted hereunder and the payment of the Licensee Fees and Royalty, is conditioned upon Sublicensee’s and Sublicensor’s full and complete compliance of all terms and conditions of this Agreement and with all applicable laws and regulations of the Territory and the United States, and any regulatory or other agency within the Territory or of the United States, including the rules and regulations of the Federal Trade Commission (the “FTC”) and/or the Federal Drug Administration (the “FDA”).

4.2              Sublicensor’s Termination Rights. The Parties agree that in the event of the sale to a non-affiliated third party, of the Licensed Science and any license rights associated therewith, then Sublicensor shall have the option, on 45-days prior written notice to Sublicensee, to terminate this Sublicense Agreement subject to payment of a termination fee by Sublicensor to Sublicensee as set forth in Section 4.3 below.

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4.3               Termination Fee. In the event of the termination of this Sublicense Agreement by Sublicensor as provided in Section 4.2 above, Sublicensor shall pay to Sublicensee a termination fee (the “Termination Fee”) equal to the actual license fees paid by Sublicensee to Sublicensor pursuant to Section 2.4 above. The payment of the Termination Fee shall be a condition precedent to Sublicensor’s rights to terminate this Sublicense Agreement and shall be paid on the effective date of the termination of this Sublicense Agreement.

4.4               Mandatory Purchase of Production Facility Equipment. In addition to the payment of the Termination Fee as set forth in Section 4.2, in the event of the termination of the Sublicense Agreement by Sublicensor as provided in Section 4.1 above, Sublicensor shall have the obligation to reimburse Sublicensee and purchase from Sublicensee all lab operational equipment acquired, installed and necessary to operate the Production Facility (as defined in the Strategic Alliance Agreement) established by Sublicensee pursuant to the Strategic Alliance Agreement, by making a single payment to Sublicensee (the “Equipment Purchase Payment”), equal to one hundred percent (100%) of Sublicensee’s actual cost incurred within thirty (30) days of the written notice of termination as provided in Section 4.1. The payment of the Equipment Purchase Payment shall be a condition precedent to Sublicensor’s rights to terminate this Sublicense Agreement and shall be paid on the effective date of the termination of this Sublicense Agreement.

4.5               Post Purchase Joint Ownership of Production Facility Equipment. Upon payment of the Equipment Purchase Payment by Sublicensor as set forth in Section 4.4, Sublicensor and Sublicense shall jointly and equally own the production facility lab equipment acquired, and shall jointly determine the business use of said equipment. By way of example, if Sublicensee, at the time that Sublicensor exercises Sublicensor’s buyback and termination rights hereunder, has invested $3.8 million in the equipment and installation to create the Production Facility, then as a result of the termination of this Sublicense Agreement with Sublicensee, Sublicensor shall pay Sublicensee an Equipment Purchase Payment of $3.8 million.

4.6               Public Announcements. Neither Sublicensor nor Sublicensee shall make, or permit any representative to make, any public statements, including any press releases, with respect to this Agreement or the transactions contemplated hereby without the prior written consent of both Parties. Either Party shall have the right to make such disclosures as it may deem necessary or advisable to comply with applicable law, including pursuant to the rules and regulations of the FTC or FDA. If any public announcement of release is to be made, Sublicensor and Sublicensee shall jointly agree on the content and substance of all public announcements concerning this Agreement.

ARTICLE 5.

TERM AND TERMINATION

5.1               Term. Unless earlier terminated as provided herein, the term of this Agreement is from the Effective Date until the expiration of all patents issued under Patent Rights (if any) and the cancellation, withdrawal, or express abandonment of all patent applications under Patents Rights (if any). Notwithstanding the foregoing, the license granted to Licensee under this Agreement for Licensed Science that is not subject to an expiration of a Patent Right shall continue in perpetuity.

5.2               Other Termination. Any Party may terminate this Agreement prior to the end of the Term upon providing written notice to the other Party if the other Party commits a material default or breach of any representation, warranty, covenant or agreement contained herein and, if remediable, the defaulting or breaching party fails to remedy any such default or breach within 30 days after receiving written notice describing in reasonable detail the material default or breach from the non-defaulting or non-breaching Party. Notwithstanding the preceding sentence in the event that an alleged default or breach is caused by or a result of the actions of a third party, upon the defaulting or breaching party demonstrating that the alleged default or breach is curable but the time to cure such default of breach exceeds the 30 day cure period, the cure period will be extended to such reasonable time cure in light of the applicable circumstances. By way of example, if the Sublicensee received a cease and desist letter from a state or federal government agency for review of operations, the notice, response and review guidelines for such an inquiry will normally exceed ninety days, and in such an event the applicable cure period would be extended accordingly.

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5.3               Effect of Termination of this Agreement or the CBD Biotech License Agreement under Certain Circumstances. The rights of Sublicensee set forth in Article 2., will survive any termination of this Agreement or the CBD Biotech Sublicense Agreement or the dissolution of the Sublicensor; provided any such termination of this Agreement does not occur as a result of a breach of this Agreement by Sublicensee (each of the foregoing, a “No-Fault Termination Event”). As provided in the Master License Agreement and the CBD Biotech Sublicense Agreement, in the event of a No-Fault Termination, Sublicensee shall have all of the rights and licenses granted to Sublicensor by Bakhu under the CBD Biotech Sublicense Agreement, and Bakhu will assume all obligations of Sublicensor in this Agreement, both without any further action by any of the Parties.

5.4               Effect of Bankruptcy of Sublicensor or Licensor. Sublicensor and Licensor acknowledge and agree that the Intellectual Property rights licensed to Sublicensee hereunder constitute “intellectual property” as such term is defined in the Bankruptcy Code and that Sublicensee is entitled to all of the rights of a licensee of intellectual property under Section 365(n) of the Bankruptcy Code with respect to all of such licensed rights, which rights under the Bankruptcy Code include, without limitation, the right, upon the rejection of this Agreement or the License Agreement in any case filed under the Bankruptcy Code with respect to Sublicensor and/or Licensor, to treat this Agreement or the License Agreement as terminated or to retain Sublicensee’s rights under this Agreement or the License Agreement, and under any agreements supplemental to this Agreement or the License Agreement, with respect to such rights (including any embodiment of the rights to the extent protected by applicable non-bankruptcy law), as such rights existed immediately before the Sublicensor’s and/or Licensor’s bankruptcy case commenced. If Sublicensee elects to retain such licensed rights under this Agreement or the License Agreement, then Sublicensee may exercise such licensed rights in accordance with the terms and conditions of this Agreement or the License Agreement. Nothing contained herein shall limit any other rights provided to Sublicensee under the Bankruptcy Code, including Section 365(n) thereof.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party as of the Effective Date (except where a representation and warranty speaks as of another date) as follows:

6.1               By Sublicensee. Sublicensee represents and warrants to Sublicensor as follows:

(a)                that Sublicensee has the full right, power and authority to enter into this Agreement and perform its obligations hereunder;

(b)                that Sublicensee it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement;

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(c)                that this Agreement constitutes the legal, valid and binding obligation of Licensee enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                that all necessary corporate or other required action has been taken to authorize, and all necessary authorizations, notices and consents of any third party which are required to authorize, Sublicensee to execute and deliver, and to perform the transactions contemplated by, this Agreement have been obtained and remain in full force and effect;

(e)                that the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its limited liability company agreement or other governing documents or any contract to which it is a party or by which any of its properties is bound or any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination of any governmental entity applicable to it; and

(f)                 that Sublicensor has deliver and the Sublicensee acknowledges receipt of Sublicensor’s Business Opportunity Disclosure Statement (the “Disclosure Statement”), attached hereto as Exhibit C, as required under FTC Business Opportunity Rule, 16 CFR Part 437 and Chapter 559, Part VIII of the Florida Statutes.

6.2               By Sublicensor. Sublicensor represents and warrants to Sublicensee as follows:

(a)                that Sublicensor has the full right, power and authority to enter into this Agreement and perform its obligations hereunder;

(b)                that Sublicensor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement;

(c)                that this Agreement constitutes the legal, valid and binding obligation of Sublicensor enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                that the Master License Agreement constitutes the legal, valid and binding obligation of Sublicensor in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)                that all necessary corporate or other required action has been taken to authorize, and all necessary authorizations, notices and consents of any third party which are required to authorize, Sublicensor to execute and deliver, and to perform the transactions contemplated by, this Agreement have been obtained and remain in full force and effect;

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(f)                 that the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its limited liability company agreement or other governing documents or any contract to which it is a party or by which any of its properties is bound or any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination of any governmental entity applicable to it;

(g)                that Sublicensor has a valid license of the Licensed Science under the Master License Agreement;

(h)                that Sublicensor has the full right and authority to grant the sublicense the Licensed Science under this Agreement to the Sublicensee;

(i)                 that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement;

(j)                 that to the Sublicensor’s knowledge, none of the Patents have been invalidated either wholly or partly by a tribunal or court of law within the United States or abroad or by the United States Patent and Trademark Office or any of its foreign equivalents and to the knowledge of Sublicensor there are no proceedings attempting to do so;

(k)                that neither the Patents nor the, Licensed Science or Know-How infringe or misappropriate any patent, trade secret or other intellectual property right of any third party;

(l)                 that Sublicensor has not received any notice alleging its noncompliance with any Applicable Law with respect to the Licensed Science, or Licensed Products;

(m)              that Sublicensor has not threatened or initiated any claim, suit or proceeding against any third party alleging that such third party has infringed or misappropriated any rights under the Patents, Licensed Science, and/or Know-How and, to the knowledge of Sublicensor, no third party is infringing or misappropriating any such rights; and

(n)                that the Patents, Licensed Science, and Know-How, along with know-how generally available in the Field, are all the intellectual property rights necessary for the manufacture of the Licensed Products.

ARTICLE 7.

LIMITATION OF LIABILITY

7.1               With the exception of the parties’ obligations under Article 9 or any willful misconduct or gross negligence by a party, in no event shall any party be liable to any other party or any third party for any special, consequential, indirect or incidental damages, however caused, on any theory of liability whether or not a party has been advised of the possibility of such damages, arising in any way out of this agreement.

ARTICLE 8.

MAINTENANCE OF PATENT RIGHTS

8.1               Pursuant to the Master License Agreement, Licensor shall be solely responsible for and shall pay all fees, costs or expenses of any nature required to prosecute, defend or maintain the Patents and will use reasonable commercial efforts to maintain and enhance the scope of the Valid Claim(s).

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Pursuant to the Master License Agreement if any claim contained in an issued and unexpired patent included within the Patents is held unenforceable, unpatentable or invalid by a decision of a tribunal, court, or other governmental agency of competent jurisdiction, then Licensor will, at its sole expense, use reasonable commercial efforts to create, develop and/or secure functionally equivalent workarounds and, where commercially appropriate, prosecute patent applications and or patents for the same, which patent applications and/or patents will automatically be included within the Patents.

ARTICLE 9.

PROTECTION OF LICENSED SCIENCE

9.1               Pursuant to the Master License Agreement, it shall be the obligation of Licensor, at its sole cost and expense, in Licensor’s name, to protect and enforce the Patents and to prosecute or settle any third-party infringement of the Patents pursuant to the terms of the Master License Agreement. If pursuant to the Master License Agreement the Licensor determines not to diligently enforce the Patents, (in which case Licensor shall promptly notify Sublicensor in writing of the same, or if it comes to the attention of Sublicensee that Licensor is not diligently enforcing the Patents then, subject to the rights of Licensor and other licensees of the Patents (i) Sublicensee will have the right to enforce the Patents at Sublicensee’s sole expense, (ii) if requested by Sublicensee, Licensor and Sublicensor will cooperate in Sublicensee’s prosecution or defense of any dispute resolution, litigation or settlement activities hereunder, provided that Sublicensee will reimburse Licensor for all reasonable costs incurred by Licensor as a result of such cooperation, and (iii) any recoveries will be awarded to Sublicensor and Sublicensee (and any other participating licensees or sublicensees) in an amount that is proportional to their costs in so enforcing the Patents.

9.2               Indemnity by Sublicensee. Sublicensee shall defend, indemnify and hold harmless Licensor, Sublicensor and their respective Affiliates and their respective members, managers, stockholders, officers, employees, agents, representatives and attorneys against any Loss arising from or in connection with any breach by Sublicensee of the representations and warranties in Section 6.1.

9.3               Indemnity by Sublicensor. Sublicensor shall defend, indemnify and hold harmless Licensor and Sublicensee and their respective Affiliates and their respective members, managers, stockholders, officers, employees, agents, representatives and attorneys against any Loss arising from or in connection with any breach by Sublicensor of the representations and warranties in Section 6.3.

9.4               Protection and Enforcement of Licensed Science, Know-How and Trade Secrets. Sublicensor and Sublicensee will at all times during the Term use commercially reasonable efforts to preserve and protect the confidentiality of all portions of the Licensed Science, Know-How and any other information provided it such Persons that constitute “trade secrets” as that term is defined in the Uniform Trade Secret Act (the “Trade Secrets”). Furthermore, if it comes to the attention of Licensor that any Trade Secret has been misappropriated by any third party, then Licensor will use all reasonable efforts, including legal actions, to preserve and protect the confidentiality of the Trade Secret and to prevent such third party from any and all uses of the Trade Secret, so long as doing so is commercially reasonable to benefit either Licensor or Sublicensee.

9.5               Sublicensee’s Obligation to Notify Licensor of Possible Infringements or Misappropriation. Sublicensee shall notify Licensor, in writing, if it comes to the attention of Sublicensee that any of the Patents is being infringed or any Trade Secret has been or is in danger of being misappropriated by any third party, including in such notice a summary of relevant facts underlying Sublicensee’s belief as to such infringement or misappropriation.

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 ARTICLE 10.

CONFIDENTIALITY

10.1           Each Party shall maintain the terms of this Agreement in confidence and shall not disclose any information concerning the terms, performance or administration of this Agreement to any other Person; provided that a Party may disclose such information: (a) to any of such Party’s Affiliates, (b) to any prospective member of such Party’s Affiliates, (c) to any actual or prospective purchaser of all or a portion of such Party and (d) to any Person providing or evaluating a proposal to provide financing to the recipient Party or any direct or indirect owner of such Party; provided in each case that the recipient Party shall provide to each Person to which disclosure is made a copy of this Article 10 and direct such Person to treat such information confidentially, and the recipient Party shall be liable for any breach of the terms of Article 9 by such Persons to which it makes any such disclosure. The foregoing restrictions will not apply (i) to information that is or becomes generally available to the public otherwise than as a result of disclosure by the recipient Party, (ii) to information that is already in, or subsequently comes into, the recipient Party’s possession, provided that the source of such information was not, to the recipient Party’s knowledge, obligated to keep such information confidential and the information was not received solely pursuant to a previous agreement between the Parties , (iii) to information that is required to be disclosed pursuant to Law or stock exchange rules and regulations or is otherwise subject to legal, judicial, regulatory or self-regulatory requests for information or documents, or (iv) subject to Section 10.2 below, to the tax treatment or tax structure of the transaction.

10.2           If any Party is required to disclose any information required by this Article 10., to be maintained as confidential in a judicial, administrative or governmental proceeding, such Party shall give the other Party at least 10 days’ prior written notice (unless less time is permitted by the applicable proceeding) before disclosing any such information in any said proceeding and, in making such disclosure, the Party required to disclose the information shall disclose only that portion thereof required to be disclosed and shall cooperate with the other Party in the other Party’s attempts to seek to preserve the confidentiality thereof, including if such Party seeks to obtain protective orders and/or any intervention.

ARTICLE 11.

GENERAL PROVISIONS

11.1           Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered by a nationally recognized delivery service or (c) when delivered by e-mail with receipt confirmed, addressed as the Recipient or Discloser, as follows:

Notices to BHS:

CBD Biotech, Inc.

Attn: Thomas K. Emmitt

One World Trade Center, Suite 130

Long Beach, CA 90831

Facsimile: (310) 997-1484

Email: tkemmitt@yahoo.com

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Notices to ICS:

Integrity Cannabis Solutions Inc.

Attn: David Ambrose

16255 Aviation Loop Drive

Brooksville, Florida 34604

Facsimile: 352-754-8507

Email: dambrose@tgunited.com

Each Party shall update the other Party in writing with any changes in its contact information.

11.2           Binding Effect; Third Parties. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. Nothing in this Agreement shall be deemed to grant any third-party beneficiary or similar rights to any Person not a signatory to this Agreement.

11.3           Construction. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole (including all Annexes, Exhibits and Schedules) and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection,” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms, and the term “Annex,” “Exhibit” or “Schedule” shall refer to an Annex, Exhibit or Schedule attached to this Agreement.

11.4           Governing Law; Jurisdiction and Venue. This Agreement will be construed and enforced in accordance with laws of the U.S. and the State of California, without regard to any choice of law and/or conflicts of law principles which would otherwise refer to and apply the laws of another jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the other agreements referred to herein, shall be instituted in the federal courts of the United States of America or the Superior Courts of the State of California, in each case located in the County of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

11.5           Waiver of Jury Trial. To the fullest extent permitted by applicable law, the Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby.

11.6           Modification. Any modification of this Agreement will be effective only if it is in writing and signed by duly authorized representatives of both Parties. No modification will be made by e-mail communications.

11.7           Severability. If any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the Parties hereto shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such other provisions in any other jurisdiction, so long as the essential essence of this Agreement remains enforceable.

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11.8           Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the Parties and their permitted successors and assigns.

11.9           Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or verbal agreements, representations and understandings relative to such matters.

11.10        Integration. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior representations, assurances, courses of dealing, agreements, and undertakings, whether written or oral, between the Parties concerning such subject matter.

11.11        Titles and Headings. Titles and headings as used in this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any provision.

11.12        Assignment. No Party shall assign, sublease or otherwise transfer (collectively, an “Assignment”) this Agreement or any of its rights hereunder without the prior written consent of the other Parties, and any purported Assignment made without such prior written consent shall be void. Notwithstanding the foregoing:

(a)        any Party may, without the need for consent from the other Parties, make an Assignment of this Agreement to an Affiliate of such Party provided that such Affiliate assumes all of the obligations of the Party making the Assignment, and in such event the Assigning Party shall be released from its obligations under this Agreement, except for those obligations that arose prior to such Assignment;

(b)        Sublicensee may, without the need for consent from Sublicensor or Licensor, make an Assignment of this Agreement to any Person succeeding to all or substantially all of its assets.

11.13        Amendment; Modification, and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties. Any failure of Sublicensee, Sublicensor, or Licensor to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

11.14        Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

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11.15        Entire Agreement. This Agreement shall constitute the entire agreement between the Parties hereto relating to the subject matter hereof. This Agreement expressly supersedes all prior agreements between the Parties relating to the subject matter hereof.

11.16        Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

11.17        Survivability on Termination. The provisions of Article 8, 9 and 10, and any other provision hereof which, by its terms, expressly provides that it survive termination of the Term, shall survive the termination of the Term for any reason. All other rights and obligations of the Parties shall cease upon termination of the Term or other termination of this Agreement.

11.18        Further Assurances. Each Party shall execute and deliver to any other Party such further documents, instruments and assurances as may be reasonably requested by such other Party to fulfill the intent of the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

SUBLICENSOR:
CBD BIOTECH, INC.

Dated: April 23, 2020	/s/ Thomas K. Emmitt
_________________________________
By: Thomas K. Emmitt
Title: President

SUBLICENSEE:
INTERGRITY CANNABIS SOLUTIONS, INC.

Dated: April 22, 2020	/s/ David Ambrose
_________________________________
By: David Ambrose
Title: President and CEO

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EXHIBIT A

Master License Agreement

between

Cell Science Holdings Ltd. and Bakhu Holdings Corp.

[Delivered]

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EXHIBIT B

Sublicense License Agreement

between

Bakhu and Sublicensor.

[Delivered]

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EXHIBIT C

Business Opportunity Disclosure Statement Pursuant to

FTC Business Opportunity Rule, 16 CFR Part 437

and

Chapter 559, Part VIII of the Florida Statutes.

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